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                                                                   EXHIBIT 10.62


                    EMPLOYMENT AND NON-DISCLOSURE AGREEMENT



         THIS EMPLOYMENT AND NON-DISCLOSURE AGREEMENT is made effective as of the 15th day of August, 1996, by and between UStel, Inc. ("Employer"), and Jerry Dackerman, an individual ("Employee"), with reference to the following facts:

                                R E C I T A L S


         WHEREAS Employee has been employed under an informal employment agreement with Employer since the date first set forth above;

         WHEREAS the parties hereto wish to formalize the employment relationship as more fully set forth herein;

         WHEREAS, as a result of Employee's employment with Employer, Employee has acquired knowledge of Employer's trade secrets, including confidential information concerning pricing, strategy, product and service marketing plans, customer needs and peculiarities, and customer lists and confidential information regarding Employer's business and services (the "Trade Secrets");

         WHEREAS, Employer desires that Employee be employed as set forth herein, such employment to become effective on the date first set forth above; and

         WHEREAS, Employee is willing to be employed by Employer as described under the terms and conditions herein stated.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, it is hereby agreed by and between the parties hereto as follows:

         1. Employment, Services, and Duties. Employer hereby employs Employee and Employee hereby agrees to perform the services of Executive Vice President Sales and director through December 31, 1996 and from December 31, 1996 through the Term of this Agreement, the services of President and Chief Operating Officer, with the duties consistent therewith. Employee agrees to devote substantially all of his working hours to rendering the services for which Employee has been hired, recognizing that until the merger between Employer and C-2000, Inc., is completed, Employee will also devote a portion of his time in the service of C-2000, Inc. Employee shall render his services to Employer by and subject to the instructions and directions of Employer's Chief Executive Officer to whom Employee shall directly report.



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         2.      Term and Termination

                 2.1 Unless sooner terminated pursuant to Paragraph 2.2 hereof, Employee's employment shall commence on the date first set forth above and shall continue for a period of three (3) years (the "Term").

                 2.2 Employee's employment shall terminate prior to the expiration of the Term upon the happening of any of the following events:

                          (a)     Upon the death of Employee;

                          (b)     Upon dissolution and termination of the
Employer;

                          (c)     For cause by the Employer, that is to say
only:

                                  (i)      if Employee is convicted of (or
pleads nolo contendere to) or at any time prior to employment by Employer has been convicted of (or pled nolo contendere to) a crime of dishonesty or breach of trust or crime leading to incarceration of more than ninety (90) days (including, without limitation, embezzlement or theft from Employer) or the payment of a penalty or fine of $10,000, or more;

                              (ii)         upon a determination by Employer
that Employee has engaged in willful misconduct or neglect in the performance of his duties under this Agreement or has refused or failed to effectively perform the services which he has been hired to perform, or has committed an act of fraud, theft or dishonesty against Employer;

                             (iii)         if Employee has materially breached
any of the terms of this Agreement or any other material legal obligation to Employer including, without limitation, a breach of trust or fiduciary duty involving Employer or a material violation of policies or procedures of Employer and has not cured any such breach within thirty (30) days after having been given written notice thereof by Employer; or

                             (iv) Any determination of "cause" as used in this
Section 2.2(c) shall be made only in good faith by an affirmative majority vote of the Board of Directors of the Employer;

                          (d)     By mutual agreement between Employer and
Employee;

                          (e)     By Employee if both of the following occur:
in the event of a change of control of Employer of the type as would be required to be reported under Form 8-k of the Securities Exchange Act of 1934, and a change in the services Employee is to perform, if such change in services is unacceptable to Employee.





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                 2.3  Except for the remaining obligations set forth in
Sections 4, 5, 6 and 7 herein, in the event that Employee's employment is terminated pursuant to Sections 2.2(a), (b), (c) or (d) herein, neither Employer nor Employee shall have any remaining duties or obligations hereunder, except that Employer shall pay to Employee, or his representatives, on the date of termination of employment ("Termination Date"),

                          (i)  such compensation as is due pursuant to Section
3.1(a) herein, prorated through the Termination Date; and

                          (ii) expense reimbursements due and owing to Employee
as of the Termination Date.

                 2.4 Except for the remaining obligations set forth in Sections 4, 5, 6 and 7 herein, in the event that Employee's employment is terminated pursuant to Section 2.2(e) (the date when such termination occurs being herein referred to as the "Termination Date"), neither Employer nor Employee shall have any remaining duties or obligations hereunder, except that Employer shall pay to Employee, or his representatives, on the Termination Date,

                                  (i)  all such compensation as would be due
pursuant to Section 3.1(a) for the period from the Termination Date to the date which is two years from the Termination Date, or to the balance of the Term, which ever is longer;

                              (ii)  whatever non-discretionary bonus or
incentive compensation is provided by any plan for the year of termination, prorated through the Termination Date; and

                              (iii)  expense reimbursements, if any, due and
owing to Employee as of the Termination Date.

                 2.5      There is no Section 2.5.

                 2.6      There is no Section 2.6.

                 2.7      This Agreement shall not be terminated by any:

                          (a)     Merger, whether the Employer is or is not the
surviving corporation; or

                          (b)     Transfer of all or substantially all of the
assets or capital stock of the Employer.





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                          Except as set forth in Section 2.2(e), in the event
of any such merger, transfer of assets or capital stock, dissolution, liquidation, or consolidation, the surviving corporation or transferee, as the case may be, Employee shall be bound by and shall have the benefits of this Agreement, and the Employer shall take all action to ensure that such corporation or transferee is bound by the provisions of this Agreement.

         3.      Compensation

                 3.1 As the total consideration for the services which Employee agrees to render hereunder, Employee is entitled to the following:

                          (a)     A salary of One Hundred Eighty Thousand
Dollars ($180,000) per year ("Salary"), payable in equal installments semi monthly on those days when Employer normally pays its employees, said Salary to be subject to annual review;

                          (b)     A bonus to be determined at the discretion of
the Board of Directors of Employer;

                          (c)     Employee shall be entitled to three (3) weeks
paid vacation per year;

                          (d)     Employer shall be entitled to participate in
Employee incentive stock options, such options to be determined by the Board of Directors in their discretion.

                          (e)     Employer agrees to provide Employee with
insurance and health coverages and other benefits generally available to other employees of similar rank of Employer;

                          (f)     Reimbursement for out-of-pocket expenses
incurred by Employee on behalf of Employer; and

                          (g)     Such other benefits as the Board of Directors
of Employer, in its sole discretion, may from time to time provide.

                 3.2 Employer shall have the right to deduct from the compensation due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be in effect or hereafter enacted or required as a charge on the compensation of Employee.

         4.      Non-Competition

                 (a) During the term of this Agreement, Employee shall not, directly or indirectly, engage or participate in, prepare or set up, assist or have any interest in any person, partnership, corporation, firm, association, or other business organization, entity or enterprise (whether as an employee, officer, director, agent, security holder, creditor,





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consultant or otherwise) that engages in any activity, which is the same as, similar to, or competitive with any activity now engaged in by Employer or in any way relating to the business currently conducted by Employer in those geographic areas where Employer conducts its business, with the exception of C-2000, Inc.

                 (b) Nothing contained in this Agreement shall be deemed to preclude Employee from purchasing or owning, directly or beneficially, as a passive investment, one percent (1%) or less of any class of a publicly traded security of any entity, if he does not actively participate in or control, directly or indirectly, any investment or other decisions with respect to such entity.

         5.      Confidentiality.

                 Employee shall keep all Trade Secrets confidential; use Trade Secrets only in the course of his duties hereunder; maintain in trust, as Employer's property, all documents concerning Employer's business, including his own work papers of any kind including telephone directories and notes, and any and all copies thereof in his possession or under his control; and transfer to Employer all documents that belong to Employer and any and all copies that are in his possession or under his control when his Employment terminates, or at any other time upon request by Employer.

         6.      Injunctive Relief

                 Employee hereby acknowledges and agrees that it would be difficult to fully compensate Employer for damages resulting from the breach or threatened breach of Sections 4 and 5 herein and, accordingly, that Employer shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such Sections without the necessity of proving actual damages therewith. This provision with respect to injunctive relief shall not, however, diminish Employer's right to claim and recover damages or enforce any other of its legal and/or equitable rights or defenses.

         7.      Severable Provisions

                 The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

         8.      Reference Provision

                 (a) Each controversy, dispute or claim between the parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to the other that a controversy, dispute or claim exists), will be settled by binding arbitration in Los Angeles, California





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in accordance with the provisions of the American Arbitration Association, which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim, and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Los Angeles (the "Court"). Any decision rendered by the arbitrator and such arbitration will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction.

                 (b) Except as expressly set forth in this Agreement, the arbitrator shall determine the manner in which the proceeding is conducted, including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the proceeding. All proceedings and hearings conducted before the arbitrator, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the arbitrator. The party making such a request shall have the obligation to arrange for any pay for the court reporter. The costs of the court reporter shall be borne equally by the parties.

                 (c) The arbitrator shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The arbitrator shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The arbitrator shall issue a single judgement at the close of the proceeding which shall dispose of all of the claims of the parties that are the subject of the proceeding. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgement entered by the arbitrator. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a proceeding governed under this provision.

         9.      Binding Agreement

                 This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns.

         10.     Captions

                 The Section captions are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.





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         11.     Entire Agreement

                 This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. This Agreement supersedes any and all prior agreements, written or oral, between Employee and Employer and its affiliates. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto and unless such writing is made by an executive officer of Employer. The parties hereto agree that in no event shall an oral modification of this Agreement be enforceable or valid.

         12.     Governing Law

                 This Agreement shall be governed and construed in accordance with the laws of the State of California.

         13. Notices. All notices and other communications under this Agreement shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

                 If to the Employer, to:

                 Robert L.B. Diener, Chairman
                 UStel, Inc.
                 2775 South Rainbow Boulevard, Suite 102
                 Las Vegas, Nevada
                 Telephone: (702) 247-7400
                 Facsimile: (702) 247-7447

                 If to the Employee, to:

                 Jerry Dackerman
                 _________________________________________
                 _________________________________________
                 Telephone: (   )
                 Facsimile: (   )

All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective three days after deposit in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company, delivered by hand to the addressee or one day after delivery to the courier service.





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         14.     Attorney's Fees.  In the event that any party shall bring an action or proceeding in connection with the performance, breach or interpretation hereof, then the prevailing party in such action as determined by the court or other body having jurisdiction shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expense of litigation or arbitration, including reasonable attorney's fees, court costs, costs of investigation and other costs reasonably related to such proceeding.

         IN WITNESS WHEREOF, this Employment Agreement is executed as of the day and year first above written.



                                       "EMPLOYER"

                                       USTEL, INC.


                                       By:  ROBERT L.B. DIENER
                                          ----------------------------
                                          Name:  Robert L.B. Diener
                                          Title: Chairman and Chief
                                          Executive Officer


                                       "EMPLOYEE"



                                       -------------------------------
                                       Jerry Dackerman





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